EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-126362), Form S-4 (No. 333-130682) and Form S-8 (File No. 333-96995, 33-60095, 33-60099) of our report dated May 17, 2006, relating to the financial statements and supplemental schedule of the Hecla Mining Company Capital Accumulation Plan appearing on this Form 11-K for the year ended December 31, 2005.

BDO Seidman, LLP
Spokane, Washington

June 28, 2006